Exhibit 99.1



Ridgefield Acquisition Corp. Announces the Spin-Off of its Wholly Owned Subsidiary and the Scheduling of a Special Meeting of Stockholders

DANBURY, CT - (BUSINESS WIRE) - April 26, 2006 - Ridgefield Acquisition Corp. (OTC BB: RDGA) - The Board of Directors of the Company recently authorized the spin-off of 100% of the Company's wholly owned subsidiary Bio-Medical Automation, Inc. to the Company's shareholders as of April 28, 2006 on a pro rata basis (the "Spin-Off"). The Board of Directors also voted to hold a special meeting of stockholders to approve the reincorporation of the Company to change the domicile of the Company from the State Colorado to the State of Nevada (the "Reincorporation"), to re-elect the Company's directors and to ratify the appointment of the Company's independent auditors.

To consummate the Spin-Off the Company will distribute all of the issued and outstanding shares of Bio-Medical Automation, Inc., which are currently held by the Company, as a stock dividend to the shareholders of the Company. Each shareholder of the Company will receive one (1) share of Bio-Medical Automation, Inc. for each one (1) share of the Company owned by such shareholder as of April 28, 2006. The Spin-Off will not require the approval of the Company's shareholders. The shares of Bio-Medical Automation, Inc. that will be issued to the shareholders of the Company in the Spin-Off will be restricted securities and they will not be able to be sold unless they are registered under the Securities Act of 1933 or the Securities Exchange Act of 1934 ("Exchange Act") or subject to an available exemption thereunder. Prior to the Spin-Off, the Company will mail to its shareholders of record as of April 28, 2006, all of the information called for by Regulation 14C under the Exchange Act. In conjunction with the Spin-Off Bio-Medical Automation, Inc. will file a registration statement on Form 10-SB to register all of the issued and outstanding shares of Bio-Medical Automation, Inc. under the Exchange Act. The Spin-Off is expected to be completed during the second quarter of 2006.

"By distributing the shares of Bio-Medical to our shareholders, we believe that the inherent value of those shares will be better recognized. We anticipate that by standing as a separate entity Bio-Medical will be more attractive to both public or private equity financing, and therefore potentially be better able to exploit its patent," said Steven N. Bronson, CEO of Ridgefield Acquisition Corp.

The Company has also scheduled a Special Meeting of the Shareholders to take place on June 16, 2006 seeking the shareholders approval of the Reincorporation, the re-election of Steven N. Bronson, Leonard Hagan and Kenneth Schwartz as members of the Board of Directors of the Company and to ratify the Company's appointment of Carlin, Charron and Rosen LLP as the Company's independent auditors for fiscal year 2006. All shareholders of the Company as of April 28, 2006 will be entitled to vote at the Special Meeting of Shareholders.

"The Company believes that by reincorporating in Nevada the Company will improve its ability to consummate a merger, acquisition or other business combination transaction that will increase shareholder value," stated Mr. Bronson.

A combined information statement and proxy statement concerning the Spin-Off, Bio-Medical Automation, Inc., the Reincorporation and the other matters to be submitted for shareholder approval at the Special Meeting of Shareholders will be filed with the Securities and Exchange Commission and mailed to all shareholders of record as of April 28, 2006 on or about May 19, 2006.

About Ridgefield Acquisition Corp.

Ridgefield Acquisition Corp., a Colorado corporation, whose securities are traded on the NASDAQ Over-the-Counter Bulletin Board, is primarily engaged in seeking to arrange for a merger, acquisition, business combination or other arrangement by and between the Company and a viable operating entity.

About Bio-Medical Automation, Inc.

Bio-Medical Automation, Inc. is a Nevada corporation and wholly owned subsidiary of Ridgefield Acquisition Corp. Since May 13, 2003, Bio-Medical Automation, Inc. has been the holder of a patent for an automated system and method for microdissection of samples such as chromosomes or other biological material, and in particular, relates to a robotic assisted microdissection system and method that significantly reduces the time and skill needed for cellular and sub-cellular dissections. The system and method covered by the Patent attempts to provide reliability and ease of operation thereby making microdissection widely available to laboratories. While Bio-Medical Automation, Inc. has never derived any revenues from the micro-robotic device, Bio-Medical Automation, Inc. plans to attempt to exploit, license and/or sell the technology covered by the patent. There can be no assurances that Bio-Medical Automation, Inc. will be able to successfully market the technology covered by the patent or that Bio-Medical Automation, Inc. will ever derive any revenues from the patent or the technology covered by the patent.

Statement as to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contain statements that are forward looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated transactions and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ form those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependency on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors. We undertake no obligation to update information in this release.


Contact:
Ridgefield Acquisition Corp.
Steven N. Bronson, President, (203) 791-3871